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                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

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                                                                                                JURISDICTION OF
NAME OF SUBSIDIARY                                                                                INCORPORATION
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
Arvilla Telecommunications, Inc.                                                                     California

IIWII Corp.                                                                                            Delaware

L.D. Services, Inc.                                                                                  California

T-One Corp.                                                                                            Delaware

Helvey Com., Inc.                                                                                    California

Lucius Enterprises, Inc.                                                                             California

STAR Europe, Ltd.                                                                                United Kingdom

Romborg Holding, B.V.                                                                               Netherlands

STAR Telecommunications Deutschland, GmbH                                                               Germany

Grupo Industriale Arvilla SA de CV                                                                       Mexico

Servicios Sumosierra SA de CV                                                                            Mexico
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